UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2024

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director

On July 8, 2024, Jon Fosheim resigned as a member of the board of directors (the “Board”) of DigitalBridge Group, Inc. (the “Company”), including as a member of its audit committee and compensation committee. Mr. Fosheim’s decision was not a result of any disagreement with the Company on any matter relating to its operations, polices or practices.

Appointment of Director

Effective July 10, 2024, the Board appointed Ian Schapiro to serve as an independent member of the Board.

Mr. Schapiro, 67, has served as a Senior Advisor to Oaktree Capital Management (“Oaktree”) since April 2024. Prior thereto, he served as the portfolio manager and managing director in Oaktree’s GFI Energy Group, which executes Oaktree's Power Opportunities investment strategy. He also previously served as co-portfolio manager of Oaktree’s Infrastructure Investing strategy following Oaktree’s acquisition of the Highstar Capital team in 2014. Prior to joining Oaktree in 2009, Mr. Schapiro co-founded GFI Energy Ventures, the predecessor to the GFI Energy Group, which became part of Oaktree in 2009. Mr. Schapiro has previously served on the boards of ArchKey Solutions, Cherokee International Corporation, Contract Land Staff, Elgar Holdings, Elgin National Industries, Footprint Power Salem Harbor Development, InfraSource (NYSE:IFS), Infrastructure & Energy Alternatives (NASDAQ: IEA), Integrated Pipeline Services, LPPI Holdings, NORESCO, Osmose Holdings, Remedial Construction Services (RECON), Signal Energy, Smart Systems, Solomon Corporation, Trace Technology, Trans-Elect, UtiliQuest, and Xantrex Technology. Prior to co-founding GFI Energy Ventures in 1995, Mr. Schapiro was a partner of utility consulting firm Venture Associates and of Arthur Andersen & Co. following that firm’s acquisition of Venture Associates. Previously, he was the Chief Financial Officer of a technology company and a commercial banker focused on the energy sector. Mr. Schapiro received a Bachelor of Commerce degree from the University of Witwatersrand in South Africa and an M.B.A. from the University of Southern California.

In accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed on March 18, 2024 with the Securities and Exchange Commission, Mr. Schapiro’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board. In addition, the Company is entering into an indemnification agreement with Mr. Schapiro in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. The Board has determined that Mr. Schapiro is independent under the New York Stock Exchange rules. Mr. Schapiro is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Schapiro has been appointed by the Board to serve on the audit committee and compensation committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 11, 2024	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Thomas Mayrhofer
Thomas Mayrhofer
Chief Financial Officer and Treasurer